Exhibit 10

                 CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENT
                 ----------------------------------------------


     THIS AGREEMENT, executed in duplicate at Emlenton, Pennsylvania, this ____ day of ___________________, 200__, by and between the FARMERS NATIONAL BANK OF EMLENTON, a National Bank organized and existing under and by virtue of the Laws of the United States of America with its principal place of business at 612 Main Street, Emlenton, Venango County, Pennsylvania 16373, (hereinafter referred to as the "Bank"); AND ____________________________, of
______________________________________________ (hereinafter referred to as
"Employee").

     WHEREAS, the Employee has been employed by the Bank as _____________________ and has become an integral part of, and important to, the reliable and efficient operation of the Bank; and

     WHEREAS, the parties recognize that a change in control of the Bank may have an adverse effect on or cause the departure of the Employee; and

     WHEREAS, the Employee has requested severance benefits in the event of the change of control and the Bank has offered severance benefits in the event of such change of control of the Bank as an inducement to Employee to continue employment with the Bank; and

     WHEREAS, the parties wish to reduce the agreement to provide severance benefits in the event of a change in control of the Bank to writing.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the Bank and Employee agree as follows:

     1. DEFINITIONS. The following terms shall have the meanings set forth below:

     A.   "Change of Control" of the Bank shall be deemed to have occurred if:

                           (i) A change in control of a nature that would be
                  required to be reported pursuant to the regulations promulgated under the Securities Exchange Act of 1934 the ("Exchange Act") to the extent that any "person", as such term is used in the Exchange Act other than any "person" who is on this date a director or officer of Emclaire Financial Corp, is or becomes the "Beneficial Owner" as defined under the rules promulgated under the Exchange Act, directly or indirectly, of securities of Emclaire Financial Corp representing twenty-five percent (25%) or more of the combined voting power of Emclaire Financial Corp's then outstanding securities; or

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                           (ii) During any period of two (2) consecutive years
                  during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Emclaire Financial Corp cease for any reason to constitute at least a majority, unless the election of each director who is not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3rds) of the directors then in office who were directors at the beginning of the period.

     B. "Disability" shall mean an illness or accident which prevents the Employee from performing his duties and responsibilities for the Bank for a period of at least six (6) consecutive months.

     C. "Good Reason" shall have the meaning set forth in paragraph 5 hereinafter.

     D. "Normal Retirement" shall mean retirement on or after the "Normal Retirement Age" as defined in the Retirement Plan for Employees of the Farmers National Bank of Emlenton currently in effect or as amended in the future.

     E. "Qualifying Termination" shall have the meaning set forth in paragraph 4 hereinafter.

     F. "Retirement" shall mean retirement at any time prior to "Normal Retirement" as defined in paragraph 1.D. of this Agreement.

     G. "Severance Benefits" shall have the meaning described in paragraph 6 hereinafter.

     2. TERM. This Agreement shall commence as of the date hereof and shall terminate except to the extent that any obligation of the Bank hereunder remains unpaid as of such time, upon the earliest of:

     A. Five (5) years from the date of this Agreement, unless a Change Of Control of the Bank has occurred within such five year period, in which case the term of years under this Section shall be the later of

          (i)  Five years from the date of this Agreement; or

          (ii) Two years from the date of the Change Of Control; or

          (iii) The date on which all payments payable under this Agreement are paid if a termination of employment or a notice relating to the Employee's termination of employment occurs or is provided on or before two (2) years from the date of Change Of Control.

     B.   The Employee's Disability; or

     C. The termination of the Employee's employment with the Bank as a result of the Employee's death, conviction of a felony, retirement or the Employee's voluntary resignation of employment other than for Good Reasons.

     D. The term of this Agreement specified in paragraph 2.A. herein shall be extended for a period of one year beyond the expiration date then in effect on each anniversary date of the commencement date of this Agreement unless the Bank shall provide the Employee with written notice to the contrary prior to each renewal date. In no event shall the Term continue after the date of Normal Retirement.

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     3. EMPLOYMENT STATUS. Notwithstanding any provisions set forth in this
Agreement, nothing herein shall be deemed to create an employment agreement between the Bank and Employee. Unless the Bank and Employee are bound by a separate Employment Agreement, the Employee's employment with the Bank is terminable at will by the Bank or the Employee may terminate his employment at any time, with or without cause, subject to the Bank's obligations to provide Severance Benefits as required hereunder.

     4. QUALIFYING TERMINATION. A voluntary termination by Employee for Good Reason, or termination by the Bank for reasons other than death, conviction of a felony, disability, or Normal Retirement within twenty-four (24) months after the date of a Change Of Control of Emclaire Financial Corp. shall result in the payment of Severance Benefits.

     5. TERMINATION FOR GOOD REASON. The Employee may terminate his employment with the Bank for Good Reason at any time within twenty-four (24) months after the date of a Change Of Control and be entitled to compensation under paragraph 6 of this Agreement. For purposes of this Agreement "Good Reason" shall mean:

     A. Any change in Employee's duties, responsibilities, status, titles, or offices in effect immediately prior to a Change Of Control of the Bank.

     B. A reduction in Employee's annual salary immediately prior to a Change Of Control or as the same may be increased from time to time.

     C. Any material diminution of the benefits (including insurance, vacation or disability) which were in effect prior to the Change Of Control of the Bank.

     D. A relocation of the Bank's headquarters offices or the Employee' place of business following a Change Of Control to a place beyond ten (10) miles from the current headquarters offices or the Employee's place of business.

     E. Any material breach of this Agreement which has not been cured within ten (10) days after a notice of non-compliance has been given by Employee to the Bank.

     F. Any failure of the Bank to obtain the assumption of this Agreement by any successor or assignee of the Bank.

     6. SEVERANCE BENEFITS UPON TERMINATION OF EMPLOYMENT. In the event of a Qualifying Termination within two (2) years from the date from a Change Of Control, the Bank shall pay or provide the following Severance Benefits to the
Employee:

     A. On the fifth (5th) business day following the date of termination, a lump sum cash payment in the amount of two (2) times the Employee's base annual compensation immediately preceding a Change Of Control or immediately prior to the date of termination, whichever is higher; and

     B. For two (2) years after the date of termination the Bank shall arrange to provide the Employee with life, disability, accident and health insurance benefits substantially similar to what was in place immediately prior to the date of termination, provided however, that any such payment shall be reduced to the extent that these benefits are provided to Employee from a subsequent employer; and


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     C.   Legal expenses and fees incurred by Employee in his or her attempt to obtain Severance Benefits following a Qualifying Termination; and

     D.   Unpaid salary and accrued vacation pay.


     E. The Employee shall not be required to mitigate the amount of any payment of Severance Benefits if he is seeking other employment, except as set forth hereinbefore.

     7. SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Bank, the Bank will require any successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such event had taken place.

     8. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision hereof.

     9. NON-DISCLOSURE. Employee will not, during or after the term of this Agreement, directly or indirectly, disseminate or disclose to any person, firm or entity, except to his or her family and legal advisor, the terms of this Agreement without the written consent of the Bank.

     10. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     11. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Bank or the employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. The Bank shall reimburse the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following delivery of the decision of the arbitrator. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Bank evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

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     IN WITNESS WHEREOF, and with intent to be legally bound hereby, the parties hereto execute this Agreement on the day and year first above written.

ATTEST                                 FARMERS NATIONAL BANK OF EMLENTON

_____________________(SEAL)            by: _______________________________(SEAL)
Vice-President                                   David L. Cox
                                                 President

                                       EMPLOYEE

__________________________              __________________________________(SEAL)
Witness


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